Exhibit  1


                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, AT&T Note-Backed Series 2003-18
*CUSIP:   21988K503    Class    A-1
          21988KAE7    Class    A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending May 15, 2004.

INTEREST ACCOUNT
----------------


Balance as of    November 19, 2003.....                                  $0.00
        Scheduled Income received on securities.....             $1,750,000.00
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Distribution to Class A-1 Holders.....                  -$1,393,333.33
        Distribution to Class A-2 Holders.....                    -$317,777.78
        Distribution to Depositor.....                             -$38,888.89
        Distribution to Trustee.....                                    -$0.00
Balance as of    May 15, 2004.....                                       $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of    November 19, 2003.....                                  $0.00
        Scheduled Principal received on securities.....                  $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of    May 15, 2004.....                                       $0.00


                  UNDERLYING SECURITIES HELD AS OF      May 15, 2004

           Principal
             Amount                      Title of Security
           ----------                    -----------------
           $40,000,000      AT&T Corp. 8.75% Senior Notes due November 15, 2031
                            *CUSIP:  001957BD0

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.